CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS








We have issued our report dated February 19, 2004, accompanying the consolidated financial statements and schedule included in the Annual Report of Audiovox Corporation and subsidiaries on Form 10-K for the year ended November 30, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of Audiovox Corporation on Forms S-8 (Registration Nos. 333-36762 and 333-82073).




/s/ GRANT THORNTON LLP
GRANT THORNTON LLP


Melville, New York
February 19, 2004

                                  Exhibit 23.1